Exhibit 32.1

CERTIFICATIONS OF PRESIDENT AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Oliver Bialowons, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of SmartHeat Inc. for the quarterly period ended March 31, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of SmartHeat Inc.

Date: June 26, 2014	By:	/s/ Oliver Bialowons
Oliver Bialowons President

I, Yingkai Wang, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of SmartHeat Inc. for the quarterly period ended March 31, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of SmartHeat Inc.

Date: June 26, 2014	By:	/s/ Yingkai Wang
Yingkai Wang Acting Chief Accountant

The foregoing certifications are not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are not to be incorporated by reference into any filing of SmartHeat Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.